1600 WEST END AVENUE • SUITE 2000 • NASHVILLE, TENNESSEE 37203 • 615.726.5600 • bakerdonelson.com
Tonya Mitchem Grindon, Shareholder
Direct Dial: 615.726.5607
Direct Fax: 615.744.5607
E-Mail Address: tgrindon@bakerdonelson.com

Exhibit 5.1
December 14, 2023

Board of Directors
Cumberland Pharmaceuticals Inc.
1600 West End Avenue, Suite 1300
Nashville, Tennessee 37203

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-3, filed on December 13, 2023 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $100 Million in the aggregate amount of one or more series of the following securities:
(i)    shares of common stock, no par value of the Company (“Common Stock”);
(ii)    shares of preferred stock, no par value, of the Company (the “Preferred Stock”);
(iii)    warrants for the purchase of Common Stock, Preferred Stock or Units (as defined below) (the “Warrants”);
(iv)    debt securities of the Company, which may be issued in one or more series and which may be senior or subordinated (the “Debt Securities”), under the form of (i) senior indenture filed as Exhibit 4.2 of the Company’s registration statement on Form S-3 (No. 333-221402), filed on November 7, 2017 (the “2017 Registration Statement”), as such indenture may be supplemented from time to time (the “Senior Indenture”); and (ii) subordinated indenture filed as Exhibit 4.3 of the 2017 Registration Statement, as such indenture may be supplemented from time to time (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); and
(v)    units comprised of Common Stock, Preferred Stock, and/or Warrants in any combination thereof (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (the Units, the Debt Securities, the Warrants, the Preferred Stock and the Common Stock are collectively referred to as the “Securities”);

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • NORTH CAROLINA • SOUTH CAROLINA • TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

Board of Directors
Cumberland Pharmaceuticals Inc.
December 14, 2023

all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.
As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto, (ii) the
Indentures and (iii) such other agreements, certificates and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such documents.
As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.
For purposes of this opinion, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors (“Board Action”) in accordance with the Company’s Fourth Amended and Restated Charter (the “Charter”), the Second Amended and Restated Bylaws, and applicable provisions of the Tennessee Business Corporation Act (the “Act”), in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (vii) all Securities will be issued and sold in compliance with the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) with respect to the Debt Securities, the Trustee under the Indentures (as applicable, the “Trustee”) will be qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to such Trustee; (ix) the Indentures, together with any supplemental indentures relating to a series of

Board of Directors
Cumberland Pharmaceuticals Inc.
December 14, 2023

Debt Securities to be issued under the Indentures, as applicable, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (xi) the Company will remain a Tennessee corporation; (xii) the Securities will not be issued in violation of the ownership limit contained in any provision in the Certificate of Designation to the Charter setting forth the terms of any class or series of Preferred Stock; (xiii) upon the issuance of any Common Stock, including Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock (“Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter; (xiii) upon the issuance of any Securities that are shares of Preferred Stock, including any Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock (“Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter; (xiv) with respect to any Preferred Securities, the Certificate of Designation setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the Tennessee Secretary of State prior to their issuance (the “Preferred Filings”); (xv) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the prospectus which is part of the Registration Statement; (xvi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xvii) the laws of the State of New York will be the governing law with respect to the Indentures, and any warrant agreement; and (xviii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.
To the extent that the obligations of the Company with respect to the Warrants may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Warrants, namely the warrant agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such warrant agreement, as applicable; that such warrant agreement will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such warrant agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, as applicable.
To the extent that the obligations of the Company with respect to the Units may be dependent upon such matters, we assume for purposes of this opinion that the other party under the unit agreement for any Units, namely the unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such unit agreement, as applicable; that such unit agreement will have been duly authorized, executed and delivered by the other party and

Board of Directors
Cumberland Pharmaceuticals Inc.
December 14, 2023

will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such unit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, as applicable.
To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee named therein will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; that the Trustee named therein will be duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee named therein enforceable against the Trustee named therein in accordance with its terms; that the Trustee named therein will be in compliance, with respect to acting as a trustee under the Indentures with all applicable laws and regulations; and that the Trustee named therein will have the requisite organizational and legal power and authority to perform its obligations under the Indentures.
Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:
(1)    Upon completion of the Board Action, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.
(2)    Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.
(3)    The Warrants, upon completion of the Board Action and the due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(4)    Upon due authorization of the Debt Securities by all necessary corporate action of the Company and the Debt Securities have been executed, issued and delivered for value, pursuant to an applicable underwriting agreement, if any, and in accordance with the terms of the applicable Indenture and any supplemental indenture related thereto and duly authenticated by the Trustee under the applicable Indenture, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement, subject to the final terms of the Debt Securities being in compliance with then applicable law, the Debt Securities will constitute valid and binding obligations of the Company.
(5)    With respect to any Units offered under the Registration Statement, upon completion of the Board Action and assuming (i) the terms of the Units and of their issuance and sale have been duly established in conformity with the unit agreement and as described in the

Board of Directors
Cumberland Pharmaceuticals Inc.
December 14, 2023

Registration Statement and the related prospectus supplement(s), and (ii) the Units have been duly executed and delivered by the Company and authenticated by the unit agent pursuant to the unit agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable unit agreement and duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
(b)    rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
(c)    general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
The opinions expressed herein are limited to the federal securities law of the United States of America, the Act, and applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York) in each case as currently in effect. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:    /s/ Tonya Mitchem Grindon___
        Tonya Mitchem Grindon
        Authorized Representative